Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of New England Business Service, Inc. on Form S-8 of our report dated July 26, 1996, appearing in the Annual Report on Form 10-K of New England Business Service, Inc. for the year ended June 29, 1996 and our report dated March 21, 1997, appearing in the Annual Report on Form 11-K of 401(k) Plan for Employees of New England Business Service, Inc. for the year ended June 29, 1996.


/s/DELOITTE & TOUCHE LLP
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Boston, MA
August 1, 1997